Exhibit 10.15

AMENDMENT No. 2

TO

AGREEMENT FOR INVENTORY FINANCING

This Amendment No. 2 (“Amendment”) to the Agreement for Inventory Financing is made as of May 9, 2004 by and by and among PC Connection, Inc., duly organized under the laws of the State of Delaware (“PC Connection”), Merrimack Services Corporation, a corporation, duly organized under the laws of the State of Delaware (“Merrimack”), GovConnection, Inc., a corporation, duly organized under the laws of the State of Delaware (“GovConnection”), MoreDirect, Inc., a corporation, duly organized under the laws of the State of Delaware (“MoreDirect”), (Merrimack, GovConnection and MoreDirect are referred to herein as a “Customer” or, collectively, the “Customers”) and IBM Credit LLC, a Delaware limited liability company (“IBM Credit”).

RECITALS:

A. PC Connection, the Customers and IBM Credit have entered into that certain Agreement for Inventory Financing dated as of October 31, 2002 (as amended, modified or supplemented from time to time, the “Agreement”).

B. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Customers and IBM Credit hereby agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Amendment. The Agreement is hereby amended as follows:

Attachment E to the Agreement for Inventory Financing is hereby amended by deleting such Attachment E in its entirety and substituting, in lieu thereof, the Attachment E attached hereto. Such new Attachment E shall be effective immediately. The change contained in the new Attachment E includes, without limitation, the following:

(a) Subsection (d) In Transit, of Section 1. of Loan Status has been reduced from up to 4 days to up to 2 days.

Section 3. Representations and Warranties. Each Customer makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 3.1 Accuracy and Completeness of Warranties and Representations. All representations made by each Customer in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by each Customer in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

Section 3.2 Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause any Customer not to be in compliance with the terms of any agreement to which each Customer is a party.

Section 3.3 Litigation. Except as has been disclosed by any Customer to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against any Customer, which, if adversely determined, would materially adversely affect any Customer’s ability to perform any of each Customer’s obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 3.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by each Customer and is enforceable against each Customer in accordance with its terms.

Section 4. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Each Customer hereby ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of each Customer, and is not subject to any claims, offsets or defenses.

Section 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been executed by duly authorized officers of the undersigned as of the day and year first above written.

MoreDirect, Inc.		Merrimack Services Corporation

By:	/s/ Scott J. Modist	By:	/s/ Jack L. Ferguson
Print Name:	Scott J. Modist	Print Name:	Jack L. Ferguson
Title:	CFO	Title:	Treasurer
Date:	5/6/04	Date:	5/3/04

GovConnection, Inc.		IBM Credit LLC

By:	/s/ Gary Anderson	By:	/s/ Thomas Harahan
Print Name:	Gary Anderson	Print Name:	Thomas Harahan
Title:	Treasurer	Title:	Manager
Date:	5/3/04	Date:	5/10/04

Acknowledged and Agreed to By:

PC Connection, Inc.

By:	/s/ Gary Anderson
Print Name:	Gary Anderson
Title:	Director Financial Services
Date:	5/3/04